Exhibit 99.1

Earnings Release

IRET Announces Fiscal Second Quarter 2018 Results

MINOT, N.D., December 11, 2017 – IRET (NYSE: IRET) announced today its fiscal second quarter 2018 financial and operating results.  Net income and Funds from Operations (“FFO”) per share for the three and six months ended October 31, 2017, are detailed below.  Core FFO adjusts FFO for certain non-routine items, and both FFO and Core FFO are reconciled to net income in the tables accompanying this earnings release.

	Three Months Ended		Six Months Ended
	October 31,		October 31,
Per Share	2017	2016	2017	2016
Net Income	$0.05	$0.07	$(0.06)	$(0.13)
FFO	$0.07	$0.12	$0.17	$0.24
Core FFO	$0.10	$0.12	$0.20	$0.24

	Quarterly Comparison	Sequential Comparison	YTD Comparison
Multifamily Same-Store Results	2Q18 vs. 2Q17	2Q18 vs. 1Q18	2Q18 vs. 2Q17
Revenues	3.8%	1.1%	3.8%
Expenses	16.0%	5.8%	15.0%
Net Operating Income ("NOI")	(5.5)%	(2.8)%	(4.5)%

Multifamily Same Store Results	2Q18	1Q18	2Q17
Physical Occupancy	95.2%	94.4%	92.4%
Weighted Average Occupancy	93.1%	92.9%	91.4%

“We experienced strong revenue growth this quarter as we continued to increase occupancy across our portfolio,” said Mark O. Decker, Jr., IRET’s President and CEO.  “We also drove growth in our rental rates thanks to the efforts of our operations team. While expenses are significantly higher than last year, these increases were within our expectations and were offset by a decrease in capital expenditures and an increase in revenue growth. With the pending sale of our medical office portfolio and the announced sale of our other non-core assets, we are nearing the completion of our transformation to a focused multifamily REIT, which will enable us to devote management resources to our core business of developing and growing our multifamily properties.”

Second Quarter Fiscal Year 2018 Highlights

•

Achieved same store multifamily revenue growth of 3.8% compared to the prior year (3.8% YTD).  Improved performance is due primarily to increases in occupancy in the multifamily portfolio and better-than-anticipated rent growth.

•

Experienced elevated multifamily same-store expense increases year-over-year and sequentially.  The primary drivers of these increases were the previously disclosed change in our capitalization policies and additional costs related to increasing occupancy.  Additionally, we experienced higher labor costs and increased real estate taxes, primarily attributable to stabilizing developments and higher levy rates in select markets.

•

Closed the previously-announced acquisition of Park Place Apartments, deepening our holdings in the Minneapolis-St. Paul MSA, and, subsequent to quarter end, acquired Dylan Apartments in Denver, CO, our inaugural investment in another top-25 MSA.  Both Minneapolis-St. Paul and Denver have healthy and diverse economies and will be key markets in IRET’s push to achieve portfolio growth and improve operating efficiency.

•

Closed the acquisition of Park Place using capital from our unsecured line of credit in anticipation of pending non-core asset sales.  Accordingly, the quarter-end debt balances increased over the first quarter.  As dispositions occur during the remainder of the fiscal year, we expect to use a portion of the sales proceeds to pay down debt.

•

Sold $105.4 million of commercial and non-core multifamily assets, including $63.4 million during the quarter and $42.0 million subsequent to quarter-end, and used the proceeds to deploy into targeted multifamily acquisitions.

•

Announced on November 30, 2017, that we signed an agreement to sell 28 healthcare properties and one office property for $417.5 million. While the transaction is subject to standard contingencies, upon closing, IRET will have substantially completed the transformation first announced in fiscal year 2016 to become a focused multifamily REIT. The sale of these assets will be used to fund future multifamily acquisitions and reduce debt.

•

Issued 4,118,460 shares of 6.625% Series C preferred shares for gross proceeds of $103.0 million and redeemed all 4,600,000 shares of 7.95% Series B preferred shares for an aggregate cost, including accrued dividends, of $115.8 million, which will result in a reduction of $2.3 million in annual preferred dividend payments.

•	Increased the commitments to our line of credit by $50 million and, subsequent to quarter-end, entered into a $70 million unsecured term loan.

Acquisitions

We added one new property to our portfolio during the quarter:

			(in millions)
		Total	Total	% Leased
Property Name	Location	Units	Cost	as of 10/31/17
Park Place	Plymouth, MN	500	$92.3	95.6%

Subsequent to quarter-end, we acquired Dylan Apartments, a 274-unit multifamily property in Denver, CO, for $90.6 million.  Located in the fast-growing River North Art District, Dylan marks IRET’s entrance into the Denver MSA where, as previously announced, we expect to establish a sizeable presence over time and benefit from the strong growth and diverse drivers in this dynamic market.

Dispositions

During the quarter, we sold a parcel of unimproved land in Bismarck, ND, for $3.2 million, an industrial property in Eagan, MN, for $9.0 million, 13 multifamily properties in Minot, ND, for $12.3 million, a healthcare property in Eagan, MN, for $2.1 million, and two healthcare properties in Hermantown, MN, for $36.9 million.

Subsequent to quarter-end, we sold an industrial property in Urbandale, IA, for $16.7 million, an industrial property in Roseville, MN, for $18.7 million, and two multifamily properties in Rochester, MN, for $6.7 million.  In addition, we announced on November 30, 2017, that we signed an agreement to sell 28 healthcare properties and one office property for $417.5 million.

Balance Sheet

At the end of the second quarter, we had $95.0 million of total liquidity on our balance sheet, including $52.5 million available on our corporate revolver.

During the quarter, we issued 4,118,460 shares of 6.625% Series C Cumulative Redeemable Preferred Shares for gross proceeds of $103.0 million and redeemed all 4,600,000 shares of our 7.95% Series B Cumulative Redeemable Preferred Shares for an aggregate cost of $115.8 million.  In addition, we repurchased and retired approximately 398,000 common shares and redeemed approximately 40,000 Units for an aggregate cost of approximately $2.6 million, representing an average price of approximately $5.86 per share.  Finally, we increased the commitments under our unsecured line of credit by $50 million and, subsequent to quarter-end, obtained a $70 million unsecured term loan that matures in 2023 and executed a swap agreement to synthetically fix the interest rate for the full duration of the loan.

Quarterly Distributions

On December 5, 2017, IRET’s Board of Trustees declared a regular quarterly distribution of $0.07 per share/unit payable on January 16, 2018, to common shareholders and unitholders of record on January 2, 2018.  This distribution will be the 187th consecutive quarterly distribution paid by IRET since its inception in 1970.  It represents an annualized rate of $0.28 per share/unit with an annualized yield of 4.8%  based on IRET’s closing share price as of December 8, 2017.

The Board of Trustees also declared a distribution of $0.41866 per share on the 6.625% Series C Cumulative Redeemable Preferred Shares (NYSE: IRET PRC) payable on January 2, 2018, to holders of record on December 15, 2017.  Series C preferred share distributions are cumulative and payable quarterly in arrears at an annual rate of $1.65625 per share.

Earnings Call

Live webcast and replay: http://ir.iretapartments.com

Live Conference Call		Conference Call Replay
Tuesday, December 12, 2017, at 10:00 AM ET		Replay available until December 26, 2017
USA Toll Free Number	1-877-509-9785	USA Toll Free Number	1-877-344-7529
International Toll Free Number	1-412-902-4132	International Toll Free Number	1-412-317-0088
Canada Toll Free Number	1-855-669-9657	Canada Toll Free Number	1-855-669-9658
		Conference Number	10114610

Supplemental Information

Supplemental Operating and Financial Data for the Quarter Ended October 31, 2017 (“Supplemental Information”) is available in the Investors section on IRET’s website at www.iretapartments.com or by calling Investor Relations at 701-837-7104.  Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Information, which accompanies this earnings release.

About IRET

IRET is a real estate company focused on the ownership, management, acquisition, redevelopment, and development of multifamily apartment communities.  As of October 31, 2017, IRET owned interests in 89 multifamily properties consisting of 13,576 apartment homes and 40 commercial properties, including 28 healthcare and 12 other commercial properties, with a total of 2.5 million square feet of leasable space.  IRET's common shares and Series C preferred shares are publicly traded on the New York Stock Exchange (NYSE symbols: IRET and IRET PRC, respectively).

Forward Looking Statements

Certain statements in this press release are based on our current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations of those words and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from projected results. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, we can give no assurance our expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements as these statements are subject to known and unknown risks, uncertainties, and other factors beyond our control and could differ materially from our actual results and performance.  Such risks and uncertainties those risks and uncertainties detailed from time to time in our filings with the SEC, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended April 30, 2017, in subsequent quarterly reports on Form 10-Q and in other public reports.  We assume no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.

IRET

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

IRET TO FFO AND CORE FFO

z

	(in thousands, except per share amounts)
Three Months Ended October 31,	2017			2016
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income attributable to controlling interests	$12,821		$	$11,600		$
Less dividends to preferred shareholders	(2,812)			(2,878)
Less redemption of preferred shares	(3,649)			—
Net loss available to common shareholders	6,360	120,144	0.05	8,722	121,154	0.07
Adjustments:
Noncontrolling interest – Operating Partnership	773	14,623		1,174	16,264
Depreciation and amortization	19,894			12,971
Gains on depreciable property sales attributable to controlling interests	(17,562)			(6,400)
FFO applicable to Common Shares and Units(1)	$9,465	134,767	$0.07	$16,467	137,418	$0.12

Adjustments to Core FFO:
Loss on extinguishment of debt	340			72
Redemption of Preferred Shares	3,649			—
Severance and transition costs	186			—
Core FFO applicable to common shares and Units(1)	$13,640	134,767	$0.10	$16,539	137,418	$0.12

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to IRET is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

IRET

RECONCILIATION OF NET INCOME ATTRIBUTABLE TO

IRET TO FFO AND CORE FFO

	(in thousands, except per share amounts)
Six Months Ended October 31,	2017			2016
			Per			Per
		Weighted	Share		Weighted	Share
		Avg Shares	And		Avg Shares	And
	Amount	and Units(1)	Unit(2)	Amount	and Units(1)	Unit(2)
Net income (loss) attributable to controlling interests	$1,557		$	$(10,043)		$
Less dividends to preferred shareholders	(5,098)			(5,757)
Less redemption of preferred shares	(3,649)			—
Net income available to common shareholders	(7,190)	120,283	(0.06)	(15,800)	121,135	(0.13)
Adjustments:
Noncontrolling interest – Operating Partnership	(871)	14,794		(2,122)	16,276
Depreciation and amortization	48,013			26,408
Impairment of real estate investments attributable to controlling interests	256			39,190
Gains on depreciable property sales attributable to controlling interests	(17,686)			(15,358)
FFO applicable to Common Shares and Units(1)	$22,522	135,077	$0.17	$32,318	137,411	$0.24

Adjustments to Core FFO:
Loss on extinguishment of debt	539			72
Redemption of Preferred Shares	3,649			—
Severance and transition costs	650			—
Core FFO applicable to common shares and Units(1)	$27,360	135,077	$0.20	$32,390	137,411	$0.24

(1)Units of the Operating Partnership are exchangeable for cash, or, at our discretion, for Common Shares on a one-for-one basis.

(2)Net income attributable to IRET is calculated on a per Common Share basis. FFO is calculated on a per Common Share and Unit basis.

IRET

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended October 31, 2017	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments	Total
Real estate revenue	$39,734	11,449	2,738	$—	$53,921
Real estate expenses	18,888	4,373	698	1,338	25,297
Net operating income (loss)	$20,846	$7,076	$2,040	$(1,338)	28,624
Depreciation and amortization					(20,694)
General and administrative expenses					(3,118)
Interest expense					(9,666)
Loss on debt extinguishment					(334)
Interest and other income					256
Loss before gain on sale of real estate and other investments					(4,932)
Gain on sale of real estate and other investments					5,324
Income from continuing operations					392
Income from discontinued operations					12,747
Net income					$13,139

	(in thousands)
Three Months Ended October 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments	Total
Real estate revenue	$36,187	$11,661	$2,761	$—	$50,609
Real estate expenses	15,566	4,151	730	1,126	21,573
Net operating income (loss)	$20,621	$7,510	$2,031	$(1,126)	29,036
Depreciation and amortization					(13,531)
General and administrative expenses					(3,522)
Interest expense					(10,626)
Interest and other income					93
Income before loss on sale of real estate and other investments					1,450
Loss on sale of real estate and other investments					(103)
Income from continuing operations					1,347
Income from discontinued operations					10,943
Net income					$12,290

IRET

RECONCILATION OF NET OPERATING INCOME TO THE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Six Months Ended October 31, 2017	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments	Total
Real estate revenue	$78,164	$22,827	$5,665	—	$106,656
Real estate expenses	36,353	8,658	1,491	3,045	49,547
Net operating income (loss)	$41,811	$14,169	$4,174	$(3,045)	57,109
Depreciation and amortization					(49,621)
Impairment of real estate investments					(256)
General and administrative expenses					(7,120)
Interest expense					(18,961)
Loss on debt extinguishment					(533)
Interest and other income					487
Loss before gain on sale of real estate and other investments and income from discontinued operations					(18,895)
Gain on sale of real estate and other investments					5,448
Loss from continuing operations					(13,447)
Income from discontinued operations					13,307
Net loss					$(140)

	(in thousands)
Six Months Ended October 31, 2016	Multifamily	Healthcare	All Other	Amounts Not Allocated To Segments	Total
Real estate revenue	$71,229	$23,202	$5,789	$—	$100,220
Real estate expenses	30,445	8,343	1,456	2,963	43,207
Net operating income (loss)	$40,784	$14,859	$4,333	$(2,963)	57,013
Depreciation and amortization					(27,798)
Impairment of real estate investments					(54,153)
General and administrative expenses					(7,023)
Interest expense					(20,990)
Interest and other income					281
Loss before gain on sale of real estate and other investments					(52,670)
Gain on sale of real estate and other investments					8,855
Loss from continuing operations					(43,815)
Income from discontinued operations					15,511
Net loss					$(28,304)

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(1)